UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2005

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) Heritage Bankshares, Inc. (“Heritage”) (OTC Bulletin Board: HBKS) today announced that on March 28, 2005, management concluded, and Heritage’s independent auditors PFK Witt Mares, PLC (“Witt Mares”) agreed, that due to certain accounting errors Heritage’s financial statements for the quarters ending March 31, 2004, June 30, 2004 and September 30, 2004, as well as the financial information for the quarter and year ended December 31, 2004 included in Heritage’s Form 8-K filed on January 31, 2005, should no longer be relied upon.

As of today, Heritage intends to restate its previously issued financial statements for the above-mentioned quarters of fiscal year 2004 to correct the items described below:

•	The principal error resulted from a misapplication of Accounting Principles Board Opinion No. 25 – Accounting for Stock Issued to Employees (“APB 25”). When certain employees of Heritage exercised stock options in 2004, the tax benefit resulting from the option exercises was incorrectly reflected as an income tax expense reduction and, therefore, an increase in Heritage’s net income. However, under APB 25, the tax benefit should not have been included in Heritage’s income statement but instead should have been recorded solely as an increase in additional paid-in capital in the stockholders’ equity section of the balance sheet. As a result, the income tax expense on Heritage’s income statement was understated by the amount of the tax benefit and, therefore, the earnings were overstated by a commensurate amount. Heritage believes that the tax benefit is approximately $450,000, and Heritage intends to restate its previously issued financial statements for such periods to correct the accounting treatment and resultant effect on Heritage’s earnings, which will show a decrease in earnings per share.

•	Heritage has also concluded that the effect of outstanding dilutive common stock options has not been properly accounted for in the calculation of diluted earnings per share. Under Statement of Financial Accounting Standards No. 128 – Earnings Per Share, the application of the treasury stock method requires that the effect of dilutive common stock options be calculated in recognition of the tax benefits that would be derived if such options were exercised. Heritage has not included the effect of such tax benefits and, as a result, the diluted earnings-per-share of the company may have been slightly understated. Heritage is in the process of recalculating diluted earnings per share.

Similar but minor errors for periods prior to 2004 have been discovered; however, at this time Heritage believes that the effect of such tax benefits are relatively small.

As soon as Heritage completes its analysis and Witt Mares completes its review procedures and audit work with respect to the Form 10-KSB, Heritage will file amendments to its quarterly reports on Form 10-Q for the above-referenced periods and will file its annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Heritage has also announced that, as a result of its discovery of these errors and continuing review of its financial statements for 2004 and prior periods, it will not be able to complete the preparation of its Annual Report on Form 10-KSB for the year ended December 31, 2004 within the prescribed time period (the Form 10-KSB is due March 31, 2005); accordingly, later this week Heritage will file with the Securities and Exchange Commission a Form 12b-25 “Notification of Late Filing” with respect to its Form 10-KSB.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by Heritage Bankshares, Inc. on March 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: March 29, 2005

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Heritage Bankshares, Inc. on March 29, 2005